Exhibit 99.1


  UNITED STATES STEEL CORPORATION TO WITHDRAW PACIFIC EXCHANGE LISTING, RETAINS
                         NEW YORK STOCK EXCHANGE LISTING

     PITTSBURGH, Dec. 15, 2006 - United States Steel Corporation (NYSE:X) today announced plans to withdraw the listing of its common stock from NYSE Arca,

Inc., formerly the Pacific Exchange. United States Steel Corporation's common stock will continue to be listed on the New York Stock Exchange.

     United States Steel Corporation has decided to withdraw its listing from

NYSE Arca, Inc. to streamline operations and eliminate duplicative administrative requirements inherent with dual listings as a result of the NYSE

Group's recent merger with Archipelago Holdings, the parent company of NYSE

Arca, Inc. The withdrawal is expected to be effective within the next month.

     United States Steel Corporation does not believe that withdrawing its listing from NYSE Arca, Inc. will have any impact on the liquidity of its stock.

NYSE Arca, Inc. will continue to trade United States Steel Corporation stock on an unlisted trading privilege basis.

                                      -oOo-

For more information about U. S. Steel, visit www.ussteel.com.